UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 22, 2009
Netezza Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33445	04-3527320

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Forest Street Marlborough, MA	01752

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 382-8200

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On June 22, 2009, the Board of Directors of Netezza Corporation, based on the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed J. Chris Scalet to serve as a Class II director of Netezza with an initial term expiring at Netezza’s 2012 annual meeting of stockholders. The Board has not yet determined the committees of the Board, if any, to which Mr. Scalet will be named.
     Mr. Scalet is currently Executive Vice President, Global Services, and Chief Information Officer at Merck & Co., Inc., a global research-driven pharmaceutical company that discovers, develops, manufactures and markets vaccines and medicines to address unmet medical needs. Mr. Scalet has served as Chief Information Officer since joining Merck in March 2003 and as Executive Vice President, Global Services since January 2008. Mr. Scalet has held a variety other senior positions with Merck, including Senior Vice President, Global Services from December 2005 to December 2007 and Senior Vice President, Information Services from March 2003 to November 2005. Prior to joining Merck, Mr. Scalet was Senior Vice President, Information Technology and Chief Information Officer at International Paper from 1998 to 2003 and Vice President, Information Technology and Chief Information Officer at MAPCO, Inc. from 1993 to 1997.
     In connection with Mr. Scalet’s appointment to the Board, the Board approved the grant to Mr. Scalet on June 22, 2009 of a restricted stock award of 7,936 restricted shares of Netezza common stock (which is equal to $60,000 divided by the closing market price of Netezza common stock on the date of grant). The restricted shares (1) will vest in full on the earlier of one year from the date of grant or an acquisition of Netezza, (2) will be forfeited in the event of the termination of Mr. Scalet’s service on the Board prior to vesting and (3) may not be sold or otherwise transferred prior to the earlier of an acquisition of Netezza or the termination of Mr. Scalet’s service on the Board. Mr. Scalet will participate in Netezza’s cash and equity compensation program for non-employee directors, as described in Netezza’s proxy statement dated April 23, 2009 for its 2009 annual meeting of stockholders.
     In connection with Mr. Scalet’s appointment to the Board, Mr. Scalet and Netezza will enter into an indemnification agreement in the same form as Netezza has entered into with the other current members of the Board. Under this agreement, Netezza will agree, among other things, to indemnify Mr. Scalet, to the maximum extent permitted by law, against expenses (including attorney’s fees), judgments, fines, and settlement amounts paid or incurred by Mr. Scalet in connection with any threatened, pending, or completed actions or proceedings arising out of his service as a director of Netezza.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETEZZA CORPORATION
Date: June 26, 2009	By:	/s/ Patrick J. Scannell, Jr.
Patrick J. Scannell, Jr.
Senior Vice President and Chief Financial Officer